Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2 of American Real Estate Income Fund (the “Fund”) and to the use of our report dated May 29, 2015 on the Fund’s financial statements and financial highlights.  Such financial statements and financial highlights appear in the March 31, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 28, 2015